# Office Move Agreement

Regus

**Agreement Date :** 7 March 2023 **Confirmation No :** M-2473955

## Business Centre Details

**TX, Dallas - The Crescent**

| | |
|---|---|
| **Address** | 100 Crescent Court<br>7th Floor<br>Dallas<br>Texas<br>75201<br>United States of America |

## Client Details

| | |
|---|---|
| **Company Name** | Asset Entities, LLC |
| **Contact Name** | Matt Krueger |
| **Address *** | 100 Crescent Ct<br>7th Floor |
| **City *** | Dallas |
| **State/ County/ Province/ Municipality/ Governorate *** | Texas |
| **Post Code *** | 75201 |
| **Country *** | United States of Ame |
| **Phone** | +1 262-527-0966 |
| **Email** | cfo@assetentities.com |

## Office Payment Details (exc.VAT and exc. services)

| From Office Number | Number of People | To Office Number | Number of People | Price per Office |
|---|---|---|---|---|
| 7095 | 1 | 7098 | 1 | $ 4,989.00 |

| Service Provision : | Start Date | 7 March 2023 | End Date | 31 May 2023 |
|---|---|---|---|---|

All agreements end on the last calendar day of the month.

## Terms and Conditions

We are Regus Management Group, LLC, referred to in the terms and conditions as "We", "Us", "Our". The Company Name listed above w ill be referred to in the terms and conditions as "You", "Your". This Agreement incorporates Our terms of business set out on attached Terms and Conditions, attached House Rules and Service Price Guide (w here available), w hich You confirm You have read and understood. We both agree to comply w ith those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance w ith its terms. Note that the Agreement does not come to an end automatically. See "Automatic Renew al" section of Your terms and conditions for the notice terms if You w ish to end your agreement.

AGREEMENT TO ARBITRATE; CLASS ACTION WAIVER: Any dispute or claim relating in any w ay to this agreement shall be resolved by binding arbitration administered by the American Arbitration Association in accord w ith its Commercial Arbitration Rules (available at w w w.adr.org), except that You or We may assert claims in small claims court and You and We may pursue court actions to remove You, or prevent Your removal, from the Center if You do not leave w hen this agreement terminates. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement. The arbitrator shall not conduct arbitration as a class or representative action. You and We acknow ledge that this agreement is a transaction in interstate commerce governed by the Federal Arbitration Act. You and We agree to w aive any right to pursue any dispute relating to this agreement in any class, private attorney general, or other representative action.

☑ **I accept the terms and conditions**

PDF Dow nload the terms and conditions

PDF Dow nload the house rules

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## Confirm by typing your name in the box below

| | |
|---|---|
| **Name :** Matthew Krueger on behalf of Asset Entities, LLC | **Signed on**<br>**7 March 2023** |
| **I confirm these details are correct to the best of my knowledge** | |

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